UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA

95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Applied Materials, Inc. (the “Company”) was held on March 10, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders cast their votes on four proposals, as set forth below.

Proposal 1. Election of Directors.

Name of Nominee	For	Against	Abstain	Broker Non- Votes
Willem P. Roelandts	782,302,028	82,933,915	1,567,358	131,190,716
Xun (Eric) Chen	855,869,766	9,123,236	1,810,299	131,190,716
Aart J. de Geus	852,775,561	12,317,483	1,710,257	131,190,716
Gary E. Dickerson	850,725,368	13,949,611	2,128,322	131,190,716
Stephen R. Forrest	853,244,651	11,783,395	1,775,255	131,190,716
Thomas J. Iannotti	775,406,324	89,744,335	1,652,642	131,190,716
Susan M. James	645,288,433	219,960,253	1,554,615	131,190,716
Alexander A. Karsner	835,784,044	29,249,281	1,769,976	131,190,716
Adrianna C. Ma	856,134,534	9,024,202	1,644,565	131,190,716
Dennis D. Powell	839,973,486	25,194,159	1,635,656	131,190,716
Robert H. Swan	852,882,276	12,273,881	1,647,144	131,190,716

Each of the eleven nominees was elected to serve as a director for a one-year term and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

Proposal 2. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non- Votes
721,962,067	141,922,300	2,918,934	131,190,716

The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3. Ratification of the Appointment of Independent Registered Public Accounting Firm.

For	Against	Abstain
982,361,846	12,146,608	3,485,563

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016 was ratified.

Proposal 4. Stockholder Proposal Titled “Shareholder Proxy Access.”

For	Against	Abstain	Broker Non-Votes
261,819,707	599,471,174	5,512,420	131,190,716

The stockholder proposal titled “Shareholder Proxy Access” was not adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: March 11, 2016

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins Senior Vice President, General Counsel and Corporate Secretary